INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of [●], 2013, by and between Emerald Oil, Inc., a Montana corporation (together with any successor entity thereto, the “Corporation”), and [●] (“Indemnitee”).

RECITALS

WHEREAS, it is essential to the Corporation and its mission to retain and attract as officers and directors the most capable persons available;

WHEREAS, the Corporation has requested that Indemnitee serve as a director of the Corporation;

WHEREAS, both the Corporation and Indemnitee recognize the omnipresent risk of litigation and other claims that are routinely asserted against officers and directors of companies operating in the public arena in today’s environment, and the attendant costs of defending even wholly frivolous claims;

WHEREAS, it has become increasingly difficult to obtain insurance against the risk of personal liability of officers and directors on terms providing reasonable protection to the individual at reasonable cost to the companies;

WHEREAS, the Corporation’s Articles of Incorporation and Bylaws provide certain indemnification rights to officers and directors of the Corporation, as provided by Montana law; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to ensure Indemnitee’s effective service to the Corporation, the increasing difficulty in obtaining and maintaining satisfactory insurance coverage and Indemnitee’s reliance on the Corporation’s assurance of indemnification, the Corporation wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent permitted by law (whether partial or complete) and as set forth in this Agreement and, to the extent insurance is maintained, for the coverage of Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and Indemnitee’s continuing service as a director of the Corporation, the parties hereto agree as follows:

1.             Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a)                “Agreement” has the meaning set forth in the preamble hereto.

(b)               “Board of Directors” means the board of directors of the Corporation.

(c)                “Change in Control” means (i) the occurrence of an event that is or would be required to be reported with respect to the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if the Corporation is or was subject to such reporting requirement; (ii) that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding voting securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest; (iii) that the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iv) that during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(d)               “Claim” means any threatened, pending or completed action, suit or proceeding (including any mediation, arbitration or other alternative dispute resolution proceeding), whether instituted by or in the right of the Corporation or by any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, investigative or otherwise.

(e)                “Corporation” has the meaning set forth in the preamble hereto.

(f)                “Expense Advance” has the meaning set forth in Section 2(a) of this Agreement.

(g)               “Expenses” means attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

(h)               “Indemnifiable Event” means any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent, fiduciary or other legal representative of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(i)                 “Indemnitee” has the meaning set forth in the preamble hereto.

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(j)                 “Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3 of this Agreement, who shall not have otherwise performed services for the Corporation or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements).

(k)               “Reviewing Party” means any appropriate person or body consisting of a member or members of the Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

2.             Basic Indemnification Arrangement.

(a)                In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Corporation, against any and all Expenses, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, excise taxes or amounts paid in settlement) of such Claim, or any other cost, expense or liability incurred in connection with such Claim. If so requested by Indemnitee, the Corporation shall advance (within 30 days of such request) any and all Expenses to Indemnitee (an “Expense Advance”).

(b)               Notwithstanding the foregoing, (i) the obligations of the Corporation under Section 2(a) of this Agreement shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 of this Agreement is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Corporation to make an Expense Advance pursuant to Section 2(a) of this Agreement shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Corporation shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Corporation) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Corporation for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 of this Agreement. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Montana having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Corporation hereby consents to service of process and agrees to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and Indemnitee.

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3.                  Change in Control. The Corporation agrees that if there is a Change in Control (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or the Corporation’s Articles of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, the Corporation shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.                  Indemnification for Additional Expenses. The Corporation shall indemnify Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by Indemnitee, shall (within 30 days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee (whether pursuant to Section 17 of this Agreement or otherwise) for (a) indemnification or advance payment of Expenses by the Corporation under this Agreement or any other agreement or the Corporation’s Articles of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

5.                  Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement of a Claim, or any other cost, expense or liability incurred in connection with a Claim, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

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6.                  Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Corporation to establish that Indemnitee is not so entitled.

7.                  No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

8.                  Nonexclusivity; Subsequent Change in Law. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Corporation’s Articles of Incorporation or Bylaws or under Montana law, or otherwise. To the extent that a change in Montana law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation’s Articles of Incorporation or Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent the rights of Indemnitee hereunder shall conflict with the Corporation’s Articles of Incorporation or Bylaws or Montana or other applicable law, such conflict shall, to the fullest extent permitted by applicable law, be resolved in favor of Indemnitee.

9.                  Liability Insurance. To the extent the Corporation maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Corporation director or officer.

10.              Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

11.              Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

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12.              No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Corporation’s Articles of Incorporation or Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

13.              Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Corporation or as a legal representative of any other enterprise at the Corporation’s request.

14.              Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

15.              Effective Date. This Agreement shall be effective as of the date hereof and shall apply to any claim for indemnification by Indemnitee on or after such date.

16.              Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Montana applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws that would require the application of the laws of another jurisdiction.

17.              Injunctive Relief. The parties hereto agree that Indemnitee may enforce this Agreement by seeking specific performance hereof, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled.

[Signature Page Follows.]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first herein above written.

EMERALD OIL, INC.

By:
	Name:	McAndrew Rudisill
	Title:	President

Signature Page to Indemnification Agreement